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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-33792) and related Prospectus of CytRx Corporation for the registration of 2,606,092 shares of its common stock and to the incorporation by reference therein of our report dated March 15, 2000, with respect to the consolidated financial statements and schedule of CytRx Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Atlanta, Georgia
May 19, 2000